Exhibit 10.9

MASTER RIGHT OF FIRST REFUSAL AGREEMENT

(Finance and Acquisition Opportunities)

THIS MASTER RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), is made as of this 1st day of December, 2014 (the “Effective Date”), by and between EPT SKI PROPERTIES, INC., a Delaware corporation (“EPR”), and PEAK RESORTS, INC., a Missouri corporation (“Peak”).

RECITALS

A.                                    Peak and its affiliates acquire, develop, construct, own, operate and manage ski resorts, related and ancillary maintenance facilities, health care facilities, support facilities, food and beverage facilities, pump houses, summer seasonal operated mountain coaster(s), summer seasonal operated zip lines, together with other operations ancillary to Peak’s ski resort facilities throughout the United States (such facility, a “Ski Resort Facility”, and collectively, “Ski Resort Facilities”).

B.                                    Peak has agreed that prior to it or its affiliates undertaking any purchase, ground lease, sale/leaseback, management or financing transaction with respect to any new or existing Ski Resort Facilities (a “Proposed Transaction”), Peak shall first present such Proposed Transaction to EPR and EPR shall have a right of first refusal to provide all or a portion of the financing for the Proposed Transaction, all in accordance with, and subject to, the terms and conditions set forth in this Agreement.

AGREEMENT

IN CONSIDERATION of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Peak and EPR, it is hereby agreed as follows:

1.                                      Right of First Refusal.                   Subject to the terms and conditions hereinafter set forth, Peak agrees to and commits to present to EPR all Ski Resort Facility related Finance/Purchase Opportunities (hereinafter described) which Peak desires to enter into during the Term (hereinafter defined).

2.                                      Submission of Finance/Purchase Opportunities for Ski Resort Facilities.

(A)                               If at any time during the term of this Agreement, Peak desires to enter into a Proposed Transaction with respect to a proposed Ski Resort Facility (individually, a “Finance/Purchase Opportunity” and collectively, the “Finance/Purchase Opportunities”), Peak hereby shall notify EPR of such Finance/Purchase Opportunity in writing, which notification (the “Notice”) shall set forth all material terms and conditions of the Finance/Purchase Opportunity, and, to the extent applicable, shall attach or include the following:

(i)                                 the proposed purchase contract, loan commitment, loan agreement, term sheet or letter of intent relating to such Finance/Purchase Opportunity;

(ii)                                a detailed description of the Proposed Transaction;

(iii)                               list of current and proposed (including Peak and Affiliates) list of ski resorts in the metropolitan statistical area;

(iv)                               competitive analysis; and

(v)                                such other information and due diligence materials as may be reasonably requested by EPR to evaluate whether EPR desires to consummate such Proposed Transaction.

(B)                               EPR shall have seven (7) business days (the “Evaluation Period”) following receipt of the Notice and all information and materials referenced in Section 2(A) above (as may be modified by agreement between EPR and Peak), to determine whether EPR desires to enter into the Proposed Transaction.

(C)                               If EPR desires to accept the Finance/Purchase Opportunity, EPR shall give written notice to Peak (the “Election Notice”) on or prior to the expiration of the Evaluation Period that it desires to accept the Finance/Purchase Opportunity.

(D)                               After delivery of an Election Notice, EPR shall seek approval of the Finance/Purchase Opportunity on the terms set forth in the Notice from EPR’s parent company investment committee and such other internal approvals as may be necessary. EPR shall have seven (7) business days (the “Approval Period”) following delivery of the Election Notice and all information and materials referenced in Section 2(A) above (as may be modified by agreement between EPR and Peak), to obtain such approvals and give written notice to Peak (the “Approval Notice”) on or prior to the expiration of the Approval Period that it has accepted the Finance/Purchase Opportunity, which shall be a binding commitment of EPR to finance the Proposed Transaction on the terms set forth in the Notice, subject to the terms of this Agreement and any subsequent agreement executed by EPR. Delivery of an Election Notice shall not constitute EPR’s final approval of a Finance/Purchase Opportunity and nothing shall bind EPR to a Finance/Purchase Opportunity unless and until EPR delivers an Approval Notice.

(E)                                If EPR delivers an Approval Notice committing to the Proposed Transaction for the Finance/Purchase Opportunity, then EPR and Peak shall enter into the Proposed Transaction on the terms set forth in the Notice, but on and subject to satisfaction of any reasonable conditions EPR may have with respect to closing, including without limitation EPR’s review, to its reasonable satisfaction, of title, surveys, zoning, and all other due diligence materials relating to the Proposed Transaction; and completion of all inspections of the Ski Resort Facility, including environmental site assessments, to EPR’s satisfaction.

(F)                                 Upon, and simultaneously with, the closing of the Proposed Transaction, EPR and Peak will execute and deliver any documents necessary or required in order to consummate the Proposed Transaction on the terms set forth in the Notice.

(G)                               In the event that EPR does not accept the Finance/Purchase Opportunity within the Approval Period, then Peak shall have the right to enter into the Proposed Transaction independently of EPR or to seek alternative financing and enter into such Proposed Transaction provided that such transaction shall be on substantially the same terms as set forth in the Notice from Peak.

(H)                              Peak’s obligation to present EPR with Finance/Purchase Opportunities, as provided for in Section 2(A) above, shall cease upon the earlier of (i) seven (7) years from the Effective Date of this Agreement or (ii) EPR’s acceptance of Financing/Purchase Opportunities having a total value, in the aggregate, equal to or greater than Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00).

3.                                      Conventional Financing.  Notwithstanding anything to the contrary contained in this Agreement, Peak shall not be required to submit for EPR’s review and consideration as a Finance/Opportunity any Proposed Transaction with a national or state bank, savings and loan institution, credit union, trust or insurance company, but specifically excluding any real estate investment trust, hedge fund, or private equity fund that, if consummated, would result in the contemplated Ski Facility Proposed Transaction having a loan to value ratio of less than sixty percent (60%).

4.                                      Representations and Warranties.  Peak and EPR hereby represent and warrant to each other as follows:

(A)                               Organization, Good Standing and Authority.

(i)                                     EPR (a) is a corporation validly existing under the laws of the State of Delaware, (b) is duly qualified and authorized to do business and is in good standing in every other jurisdiction where the nature of its business requires such qualification, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on its ability to perform its obligations under this Agreement, (c) has all requisite power and authority, and all requisite governmental licenses and permits, to own and operate its properties and to carry on its business as presently conducted, and (d) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(ii)                                  Peak (i) is a corporation validly existing under the laws of the State of Missouri, (ii) is duly qualified and authorized to do business and is in good standing in every other jurisdiction where the nature of its business requires such qualification, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on its ability to perform its obligations under this Agreement, (iii) has all requisite power and authority, and all requisite governmental licenses and permits, to own and operate its properties and to carry on its business as presently conducted, and (iv) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(B)                               Approval and Enforceability of Agreements.

(i)                                     The execution and delivery of this Agreement and the performance of all of the covenants and agreements contained herein have been duly authorized, ratified and confirmed by all necessary corporate action on the part of EPR.  This Agreement has been duly and validly executed and delivered by EPR.  This Agreement constitutes the legal, valid and binding obligations of EPR, enforceable in accordance with its terms.

(ii)                                  The execution and delivery of this Agreement and the performance of all of the covenants and agreements contained herein has been duly authorized, ratified and confirmed by all necessary company action on the part of Peak.  This Agreement has been duly and validly executed and delivered by Peak.  This Agreement constitutes the legal, valid and binding obligations of Peak, enforceable in accordance with its terms.

(C)                               Performance of Agreements Not a Breach or Violation.

(i)                                     The execution, delivery and performance by EPR of this Agreement:

(1)                                 do not and will not conflict with or result in any breach of any of the provisions of or constitute a default under any by-law, operating agreement, articles of organization, charter, mortgage, indenture or other agreement or instrument to which EPR is a party or by which it or its properties is bound;

(2)                                 do not conflict with or violate any law, rule or regulation applicable to EPR;

(3)                                 do not require any approval or consent of any trustee or holder of indebtedness or obligations or the shareholders of EPR or any other person under any agreement to which EPR is a party or by which it or its properties is bound, except such approvals or consents as have been duly obtained and remain in full force and effect; and

(4)                                 do not require the consent, permit, license or approval of, the giving of notice to, the registration with, or the taking of any other action by or in respect of any governmental authority, except for those consents, permits, licenses, approvals, notices, registrations or actions as to which the failure to receive or undertake could not reasonably be expected to result in a material adverse effect on the ability of EPR to perform its obligations under this Agreement.

(ii)                                  The execution, delivery and performance by Peak of this Agreement:

(1)                                 do not and will not conflict with or result in any breach of any of the provisions of or constitute a default under any by-law, operating agreement, articles of organization, charter, mortgage, indenture or other agreement or instrument to which Peak is a party or by which it or its properties is bound;

(2)                                 do not conflict with or violate any law, rule or regulation applicable to Peak;

(3)                                 do not require any approval or consent of any trustee or holder of indebtedness or obligations or the members or shareholders of Peak or any other person under any agreement to which Peak is a party or by which it or its properties is bound, except such approvals or consents as have been duly obtained and remain in full force and effect; and

(4)                                 do not require the consent, permit, license or approval of, the giving of notice to, the registration with, or the taking of any other action by or in respect of any governmental authority, except for those consents, permits, licenses, approvals, notices, registrations or actions as to which the failure to receive or undertake could not reasonably be expected to result in a material adverse effect on the ability of Peak to perform its obligations under this Agreement.

(D)                               No Litigation.

(i)                                     There is no action or proceeding pending or, to the best knowledge of EPR, after reasonable inquiry, threatened against EPR before any court or governmental authority which questions the validity or enforceability of this Agreement or would materially affect (a) the ability of EPR to perform its obligations under such agreements, or (b) the ability of EPR to own the Improvements as contemplated by this Agreement.

(ii)                                  There is no action or proceeding pending or, to the best knowledge of Peak, after reasonable inquiry, threatened against Peak before any court or governmental authority which questions the validity or enforceability of this Agreement or would materially affect (a) the ability of Peak to perform its obligations under this Agreement, or (b) the ability of Peak to construct the Improvements as contemplated by this Agreement.

(E)                                No Violations of Applicable Law.  Neither EPR nor Peak, as applicable, is in violation of any law, rule or regulation applicable to its assets, business or operations, which violation might materially impair its ability to perform its obligations under this Agreement.

(F)                                 Broker’s Fee.  As of the Effective Date, neither EPR nor Peak has employed and neither is liable for the payment of any fee to any investment banker, finder, broker, agent, government official, consultant or similar person (“Broker”) in connection with the transactions contemplated by this Agreement, and each agrees to indemnify the other against any claim for commissions made by any such persons claiming to have been employed by such party.  Peak shall pay 100% of the fees and commissions due any such Broker in connection with any Facility as and when the same come due.

(G)                               Notices.  Any notice or demand which either party hereto either is required to or may desire to serve upon the other, must be in writing, and shall be sufficiently served if (i) personally delivered, (ii) sent by registered or certified mail, postage prepaid, or (iii) sent by commercial overnight carrier, and addressed, in the instance of EPR, to:

EPR Properties, Inc.

c/o EPR Properties

Attention:  Asset Manager

909 Walnut, Suite 200

Kansas City, Missouri 64106

Telephone:                                   (816) 472-1700

Facsimile:                                         (816) 472-5794

with a copy to:

Stinson Leonard Street LLP

Attention:  Tim Laycock

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

Telephone:                                   (816) 691-3179

E-mail: timothy.laycock@stinsonleonard.com

or any other address which Peak may be notified of in writing by EPR, and in the instance of Peak, to:

Peak Resorts, Inc.

Attn: Stephen Mueller

17409 Hidden Valley Drive

Eureka, Missouri 63025

E-mail: smueller@skihv.com

with a copy to: Sandberg Phoenix & Von Gontard, P.C.

Attn: David Jones

120 S. Central Avenue, Suite 1420

St. Louis, Missouri 63105

E-Mail: djones@sandbergphoenix.com

or such other address of EPR may be notified in writing by Peak.  Such notice shall be deemed to have been served within three (3) days of the time of the mailing thereof or upon receipt in the event of personal service or overnight courier; provided, however, that should such notice pertain to the change of address to either of the parties hereto, such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

5.                                      Confidentiality.  Except as hereinafter provided, from and after the execution of this Agreement, EPR and Peak shall keep the contents of a Proposed Transaction and all Finance/Purchase Opportunities confidential and shall not disclose the contents hereof or any Finance/Purchase Opportunities except (a) to their representatives, consultants, attorneys, accountants, engineers, surveyORS and other parties necessary for the consummation of the contemplated transactions and except to the extent any such disclosure is necessary in connection with the enforcement of the rights of EPR or Peak hereunder, unless the other party consents to such disclosure, or (b) as required to do so by law.

6.                                      Governing Law; Jurisdiction; Venue.  EPR and Peak agree that the State of Missouri has a substantial relationship to the parties and to the underlying transactions embodied in this Agreement, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Missouri applicable to contracts made and performed therein and all applicable law of the United States of America.  To the fullest extent permitted by law, Peak hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAW.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF MISSOURI, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PEAK HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  PEAK HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER PEAK.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF EPR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PEAK IN ANY OTHER JURISDICTION, INCLUDING THE COURTS OF THE STATE WHERE ANY FACILITY IS LOCATED.  PEAK HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.                                      Severability.  If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, but each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

8.                                      Attorney’s Fees.  Each party shall pay the other party’s reasonable legal costs and attorney’s fees incurred in successfully enforcing or defending against the other party with respect to any covenants, terms or conditions of this Agreement.

9.                                      Entire Agreement; Amendments.  This Agreement and the other documents referenced herein represent the entire agreement between the parties relating to the matters set forth herein, and no modification of this Agreement, and no waiver of the terms of either of said instruments, shall be effective unless made in writing and duly executed by the parties hereto.

10.                               Successors and Assigns.  The covenants and agreements herein contained shall bind and inure to the benefit of EPR, its successors and permitted assigns, and Peak and its successors and permitted assigns.

11.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

12.                               Interpretation of Agreement.  The preambles hereto are incorporated into and made a part of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

PEAK RESORTS, INC.
a Missouri corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

EPT SKI PROPERTIES, INC.,
a Delaware corporation

By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President

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